UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2003

NutriSystem, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	0-28551	23-3012204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Welsh Road, Horsham, PA	19044
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: 215-706-5300

N/A

(Former name and former address, if changed since last report)

Item 5. Other Events.

On September 30, 2003, NutriSystem, Inc. (“NutriSystem”) completed a sale of an aggregate of 2,300,000 shares (the “Shares”) of NutriSystem’s common stock, par value $.001 per share, at a price of $1.00 per share, to several accredited investors (collectively, the “Investors”) for an aggregate purchase price of $2,300,000 in a private placement transaction (the “Financing”) pursuant to the terms of a Securities Purchase Agreement (the “Agreement”).

NutriSystem expects to use the net proceeds from the Financing for general working capital purposes.

NutriSystem has agreed to file a registration statement with the Securities and Exchange Commission within ninety days after requested by one or more holders of the Shares in order to register the resale of the Shares. The holders’ right to demand that NutriSystem file a registration statement expires on September 30, 2005.

This summary description of the Financing described by the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an Exhibit hereto.

The press release issued by NutriSystem on September 30, 2003 relating to the Financing is filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Securities Purchase Agreement, dated as of September 29, 2003, among NutriSystem, Inc. and the Investors named therein

99.1	Press Release, dated September 30, 2003, issued by NutriSystem, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NUTRISYSTEM, INC.

Date: October 1, 2003	By:	/s/ JAMES D. BROWN
James D. Brown
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated as of September 29, 2003, among NutriSystem, Inc. and the Investors named therein

99.1	Press Release, dated September 30, 2003 issued by NutriSystem, Inc.